Exhibit 4.1

                Specimen Copy of Form of Common Stock Certificate

    The following is the text of the Company's new specimen
Common Stock Certificate:

COMMON STOCK                                                       COMMON STOCK

INCORPORATED UNDER THE LAWS                                   CUSIP 130190 10 1
  OF THE STATE OF DELAWARE                  SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK, PAR VALUE $0.0675
                                               This certificate is transferable
                                                    in San Francisco or in
                                                     the City of New York

                         CALIFORNIA ENERGY COMPANY, INC.

This certifies that



is the registered owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.0675 PER SHARE, OF California Energy Company, Inc. (the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation, to all of which the holder of this certificate assents by acceptance hereof.

    Reference is made to the statements on the reverse hereof with respect to certain rights represented hereby and concerning classes and series of the Corporation's shares.

    This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

DATED:

    COUNTERSIGNED AND REGISTERED:

          CHEMICAL TRUST COMPANY OF CALIFORNIA
                       TRANSFER AGENT AND REGISTRAR,
BY:

[FRONT]
[BACK]
                         CALIFORNIA ENERGY COMPANY, INC.

This certificate also represents and entitles the holder hereof to certain rights as set forth in a Rights Agreement between California Energy Company, Inc. and Chemical Trust Company of California dated as of December 1, 1988, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a coy of which is on file at the principal executive offices of California Energy Company, Inc. in Omaha, Nebraska. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be evidenced by this certificate. California Energy Company, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to Acquiring Persons (as defined in the Rights Agreement) shall be and become null and void.

    California Energy Company, Inc. is authorized to issue two classes of shares, Common and Preferred, and the Preferred may be issued in two or more series. A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the Certificate of Incorporation or by any Certificate of Determination of Preferences, and the number of shares constituting each series and designations thereof, may be obtained upon written request and without charge from the aforesaid principal office of the Corporation. The Board of Directors of the Corporation has authority to fix any or all of dividend rights, dividend rate, conversion rights, voting rights, rights of redemption (including sinking fund provisions), the redemption price and liquidation preference of any wholly unissued Preferred Shares or of any wholly unissued series of Preferred Shares, the number of shares constituting any unissued series of Preferred Shares, and the designations of such series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

    TEN COM     - as tenants in common
    TEN ENT     - as tenants by the entireties
    JT TEN      - as joint tenants with right of survivorship and
not as tenants in common
    UNIF GIFT MIN ACT -            _______ Custodian _______
                             (Cust)                   (Minor)
                             under Uniform Gifts to Minors
                             Act _______________________
                                   (State)

    UNIF TRAN MIN ACT -      _______ Custodian _______
                             (Cust)                   (Minor)
                             under Uniform Transfers to Minors
                             Act _______________________
                                   (State)

    Additional abbreviations may also be used though not in the above list.


    For Value Received, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

______________________________


______________________________________________________________
           (please print or typewrite name and address, including zip code, of assignee)


______________________________________________________________

______________________________________________________________

______________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________ Attorney
to transfer the said stock on the books of the within named
Corporation and full power of substitution in the premises.

Dated___________________________________________

Signatures(s) Guaranteed:
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C RULE
17Ad-15.